Exhibit 24.1

CERTIFICATE OF SECRETARY OF
TOYOTA MOTOR CREDIT CORPORATION

I, Katherine Adkins, do hereby certify that I am the Secretary of Toyota Motor Credit Corporation, a California corporation (the “Company”), and further certify that:

1.       Michael Groff, Toshiaki Kawai, James Lentz, Mark Templin and Robert Carter are the members of the Company’s Executive Committee of the Board of Directors (the “Executive Committee”); and

2.       Exhibit A, attached hereto, is a true excerpt of the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on January 17, 2018, relating to the limited powers of attorney granted by the members of the Executive Committee to Michael Groff, Toshiaki Kawai, Wei Shi, Cindy Wang and Katherine Adkins, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

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IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of January, 2018.

By:	/s/ Katherine Adkins
	Name:	Katherine Adkins
	Title:	Secretary

I, Cindy Wang, Group Vice President – Treasury of Toyota Motor Credit Corporation, hereby certify that Katherine Adkins is the duly elected, qualified and acting Assistant Secretary of Toyota Motor Credit Corporation and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

By:	/s/ Cindy Wang
	Name:	Cindy Wang
	Title:	Group Vice President – Treasury

Dated: January 24, 2018

Exhibit A

Unanimous Written Consent of the
Executive Committee of the Board of Directors,
duly adopted on January 17, 2018

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned (i) constitutes and appoints each of Michael Groff, Toshiaki Kawai, Wei Shi, Cindy Wang and Katherine Adkins as his or her true and lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file the new Automatic Shelf Registration Statement and any and all amendments, including post-effective amendments thereto, with the Commission, granting to said Attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith; and (ii) hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby consent to the foregoing resolutions and direct that this consent be filed with the minutes of the proceedings of the Executive Committee of the Board of Directors and that said resolutions shall have the same force and effect as if they had been adopted at a meeting of the executive Committee of the Board of Directors at which all of the undersigned were personally present.

Executed this 17th day of January, 2018.

By:	/s/ Michael Groff
	Name:	Michael Groff
	Title:	President, Chief Execuitve Officer and Director

By:	/s/ Toshiaki Kawai
	Name:	Toshiaki Kawai
	Title:	Treasurer and Director

By:	/s/ James Lentz
	Name:	James Lentz
	Title:	Director

By:	/s/ Mark Templin
	Name:	Mark Templin
	Title:	Director

By:	/s/ Robert Carter
	Name:	Robert Carter
	Title:	Director